NETSMART TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (See note A)
JUNE 30, 2005

	Netsmart	CMHC		Pro Forma Adjustments	Combined	Note	Consoldidation Adjustments	Consolidated - Pre Operating Adjustments
Assets:	June 30, 2005	June 30, 2005	Note	June 30, 2005	June 30, 2005
Current Assets:
Cash and Cash Equivalents	$16,359,627	$529,984	(A1)	$(12,994,758)	$10,612,957			$10,612,957
				4,218,104		(A2)
				2,500,000		(A3)
Accounts Receivable Net	9,010,691	1,688,121			10,698,812			10,698,812
Costs and Estimated Profits in Excess								-
of Interim Billings	831,057				831,057			831,057
Deferred taxes	1,030,000	294,674			1,324,674			1,324,674
Other Current Assets	772,305	1,024,625			1,796,930	(A8)	(69,754)	1,727,176
Total Current Assets	$28,003,680	$3,537,404		($6,276,654)	$25,264,430		$(69,754)	$25,194,676

Property and Equipment Net	2,427,944	527,535			2,955,479			2,955,479

Other Assets:
Software Development Costs - Net	3,561,024	1,490,238			5,051,262	(A4a)	$1,809,762	6,861,024
Customer Lists - Net	3,183,411				3,183,411	(A4b)	5,300,000	8,483,411
Capitalized Backlog					-	(A4c)	502,000	502,000
Goodwill					-	(A6)	18,760,003	18,760,003
Deferred taxes less current portion	1,074,000	940,128			2,014,128			2,014,128
Investment in CMHC			(A1)	19,565,956	19,565,956	(A7)	(19,565,956)	-
Other Assets	104,246	26,208			130,454			130,454
Total Other Assets	7,922,681	2,456,574		19,565,956	29,945,211		6,805,809	36,751,020

Total Assets	$38,354,305	$6,521,513		$13,289,301	$58,165,119		$6,736,055	$64,901,174

Liabilities and Stockholders' Equity:
Current Liabilities:
Current Portion - Long Term Debt	$666,699	$470,118	(A3)	$500,000	$1,636,817			1,636,817
Current Portion Capital Lease Obligations	54,394	$10,035			64,429			64,429
Accounts Payable	1,469,763	$677,000			2,146,763			2,146,763
Accrued Expenses	1,146,917	1,161,047	(A1)	1,656,106	3,964,070	(A8)	60,663	4,024,733
Interim Billings in Excess of Costs and Estimated								-
Profits	6,917,950				6,917,950			6,917,950
Deferred Revenue	1,924,311	7,907,131			9,831,442	(A8)	(517,438)	9,314,004
Total Current Liabilities	12,180,034	10,225,331		2,156,106	24,561,471		(456,775)	24,104,696

Long Term Debt - Less current portion	-	17,695	(A3)	2,000,000	2,017,695			2,017,695
Capital Lease Obligations - Less current portion	-	12,317			12,317			12,317
Interest Rate Swap at Fair Value	5,008				5,008			5,008
Deferred taxes					-	(A5)	$3,459,000	3,459,000
Deferred Rent Payable	475,050				475,050			475,050

Total Non Current Liabilities	480,058	30,012		2,000,000	2,510,070		3,459,000	5,969,070

Commitments and Contingencies

Stockholders' Equity:
Preferred Stock	-	-			-			-
Common Stock	55,995	14,220	(A1)	4,357	79,472	(A7)	(14,220)	65,252
				4,900		(A2)
Additional Paid in Capital	30,137,495	1,008,287	(A1)	4,910,734	40,269,720	(A7)	(1,008,287)	39,261,433
				4,213,204		(A2)
Accumulated Comprehensive loss - Interest Rate Swap	(5,008)				(5,008)			(5,008)
Accumulated Deficit	(2,781,287)	(4,756,337)			(7,537,624)	(A7)	4,756,337	(2,781,287)
	27,407,195	(3,733,830)		9,133,195	32,806,560		3,733,830	36,540,390
Less: cost of shares of Common Stock held
in treasury - 227,924 shares at June 30, 2005
and December 31, 2004	1,712,982				1,712,982			1,712,982

Total Stockholders' Equity	25,694,213	(3,733,830)		9,133,195	31,093,578		3,733,830	34,827,408

Total Liabilities and Stockholders' Equity	$38,354,305	$6,521,513		$13,289,301	$58,165,119		$6,736,055	$64,901,174

See Notes to Pro Forma Condensed Consolidated Financial Statements.

NETSMART TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2004

	Netsmart	CMHC consolidated	Less 570 Metro Place North Limited Partnership	CMHC	AMS			Consolidated
	12/31/2004	3/31/2005	3/31/2005	3/31/2005	12/31/2004	Note	Pro Forma Adjustments	Year End 2004
Revenues:
Software and Related
Systems and Services:
General	$16,931,606	$5,340,220		$5,340,220	$598,654			$22,870,480
Maintenance Contract Services	8,289,525	16,460,035		16,460,035	1,302,372			26,051,932
Total Software and Related Systems & Services	25,221,131	21,800,255		21,800,255	1,901,026		-	48,922,412

Application Service Provider Services	1,725,473							1,725,473
Data Center Services	2,058,240							2,058,240
Total Revenues	29,004,844	21,800,255		21,800,255	1,901,026		-	52,706,125

Cost of Revenues:
Software and Related
Systems and Services:
General	9,203,071	2,684,231		2,684,231	147,991	(B1a )	1,583,337	12,931,371
						(B1b )	(687,258)
Maintenance Contract Services	4,168,975	6,493,320		6,493,320	1,026,503			11,688,798
Total Software and Related Systems & Services	13,372,046	9,177,551		9,177,551	1,174,493		896,078	24,620,168

Application Service Provider Services	926,333							926,333
Data Center Services	849,353							849,353
Total Cost of Revenues	15,147,732	9,177,551		9,177,551	1,174,493		896,078	26,395,854

Gross Profit	13,857,112	12,622,704		12,622,704	726,533		(896,078)	26,310,270

Selling, General and Administrative Expenses	7,293,865	8,995,584	298,260	9,293,844	588,527	(B1c )	$439,613	17,615,849

Research, Development and Maintenance	3,498,448	4,663,100		4,663,100				8,161,548
Total	10,792,313	13,658,684	298,260	13,956,944	588,527		439,613	25,777,397

Operating Income	3,064,799	(1,035,980)	(298,260)	(1,334,240)	138,005		(1,335,691)	532,874
Interest and Other Income	126,379	24,878		24,878				151,257
Minority Interest - Partnership		(159,218)	159,218
Interest and Other Expense	(129,213)	(213,949)	135,085	(78,864)		(B3)	(160,506)	-368,583
Income before Income Tax Expense	3,061,965	(1,384,269)	(3,957)	(1,388,226)	138,005		(1,496,196)	315,548
Income Tax Expense	309,000	254,910	3,957	(258,867)		(B2)	69,775	119,908
Net Income	$2,752,965	($1,129,359)	$0	($1,129,359)	$138,005		($1,565,971)	$195,640

Earnings Per Share ("EPS") of Common Stock:
Basic EPS	$0.52							$0.03

Weighted Average Number of Shares of Common Stock Outstanding	5,331,700					(B4)	925,735	6,257,435

Diluted EPS	$0.50							$0.03

Weighted Average Number of Shares of Common Stock and Common Stock
Equivalents Outstanding	5,536,731					(B4)	925,735	6,462,466

NETSMART TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Netsmart	CMHC	AMS	Note	Pro Forma Adjustments	Consolidated
	Six months ended	Six months ended	Six months ended		Six months ended	Six months ended
Revenues:	June 30, 2005	June 30, 2005	June 30, 2005		June 30, 2005	June 30, 2005
Software and Related
Systems and Services:
General	$8,663,661	$3,489,377	$625,063			12,778,101
Maintenance Contract Services	4,445,033	8,934,716	742,529			14,122,278
Total Software and Related Systems & Services	13,108,694	12,424,093	1,367,593		-	26,900,379

Application Service Provider Services	1,133,046					1,133,046
Data Center Services	946,258					946,258
Total Revenues	15,187,998	12,424,093	1,367,593		-	28,979,683

Cost of Revenues:
Software and Related
Systems and Services:
General	4,500,663	1,303,949	119,204	(B1a)	791,668	6,592,514
				(B1b)	(122,970)
Maintenance Contract Services	2,111,381	3,338,160	448,178			5,897,719
Total Software and Related Systems & Services	6,612,044	4,642,109	567,383		668,698	12,490,233

Application Service Provider Services	664,082					664,082
Data Center Services	449,624					449,624
Total Cost of Revenues	7,725,750	4,642,109	567,383		668,698	13,603,939

Gross Profit	7,462,248	7,781,984	800,210		(668,698)	15,375,744

Selling, General and Administrative Expenses	4,358,585	4,647,105	184,654	(B1c)	$219,806	9,410,151

Research, Development and Maintenance	1,969,303	2,068,400				4,037,703
Total	6,327,888	6,715,505	184,654		219,806	13,447,854

Operating Income	1,134,360	1,066,479	615,556		(888,504)	1,927,891
Interest and Other Income	145,694	8,863				154,557
Interest and Other Expense	37,433	40,084		(B3)	83,063	160,580
Income before Income Tax Expense	1,242,621	1,035,258	615,556		(971,567)	1,921,868
Income Tax Expense	430,000	271,827		(B2)	28,483	730,310
Net Income	$812,621	$763,431	$615,556		$(1,000,050)	$1,191,558

Earnings Per Share ("EPS")of Common Stock:
Basic EPS	$0.15					$0.19

Weighted Average Number of Shares of
Common Stock Outstanding	5,354,968			(B4)	925,735	6,280,703

Diluted EPS	$0.15					$0.18

Weighted Average Number of Shares of
Common Stock and Common Stock
Equivalents Outstanding	5,570,611			(B4)	925,735	6,496,346

See Notes to Pro Forma Condensed Consolidated Financial Statements.

NETSMART TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

1.	BASIS OF PRESENTATION

Pursuant to the merger agreement dated September 20, 2005, Netsmart Technologies, Inc. (“Netsmart” or the “Company”) acquired 100% of the equity of CMHC Systems, Inc. (“CMHC”). The purchase price totaled $19,565,956 as follows: 435,735 shares of Netsmart’s common stock (valued at $4,915,091), $12,994,758 in cash plus additional cash consideration currently estimated to be $792,024 as required by the “working capital adjustment” calculated and payable as defined in the merger agreement (subject to adjustment, see Note 2), and acquisition costs of $864,083. The cash consideration was paid utilizing the working capital of Netsmart. The acquisition has been accounted for under the purchase method of accounting in accordance with SFAS No. 141 by which the acquiring company records at its cost the acquired assets less liabilities assumed.

Pursuant to the asset purchase agreement dated June 20, 2005, the Company acquired certain assets and liabilities and rights to the intellectual property and customer contracts of Addiction Management Systems, Inc. (“AMS”). The purchase price was $3,590,778, which consisted of $948,833 of liabilities assumed for pre billed services plus $2,641,945 in cash. The source of the cash consideration was the working capital of Netsmart. The purchase has been accounted for under the purchase method of accounting in accordance with SFAS No. 141.

On October 7, 2005, Netsmart entered into a Loan Agreement consisting of (i) a $2,500,000 Revolving Credit Loan and (ii) a $2,500,000 Term Loan. On October 7, 2005, the Netsmart borrowed the full amount of the $2,500,000 Term Loan. On October 14, 2005, Netsmart issued 490,000 shares of common stock and 147,004 common stock purchase warrants in a private placement generating net proceeds of $4,218,000.

2.	PRO FORMA ADJUSTMENTS

CMHC Merger

CMHC reports on a fiscal year end of March 31 and, as a result, the pro forma statement of operations for the year ended December 31, 2004 is inclusive of CMHC operations for the period of January 1, 2005 thru March 31, 2005. CMHC revenue and net income for the three months ended March 31, 2005 were $6,559,865 and $569,045 respectively.

Netsmart purchased 100% of the equity of CMHC. Netsmart did not purchase 570 Metro Place North Limited Partnership, an entity that is majority-owned by CMHC’s former majority stockholder and owns the land and the building where CMHC conducts most of its operations. The breakdown of the allocation of the assets is subject to adjustment. The total acquisition cost is based upon certain estimates and is also subject to adjustment.

The following are the details of the total acquisition cost:

Cash paid	$12,994,758
Market value of common stock issued	4,915,091
Estimated working capital adjustment *	792,024
Other acquisition costs	864,083
Total acquisition	$19,565,956

The total cost of acquisition was allocated as follows **:

Current assets	$3,467,650
Property and equipment	527,535
Customer lists	5,300,000	(to be amortized over 20 years)
Backlog	502,000	(to be amortized over 1 year)
Software purchased	3,300,000	(to be amortized over 4 years)

Goodwill	18,760,003
Deferred taxes, long-term	940,128
Other assets	26,208
Total assets	32,823,524
Current liabilities	(9,768,556)
Long-term obligations	(30,012)
Deferred taxes, long-term	(3,459,000)
Total liablitites	(13,257,568)
Total acquisition allocation	$19,565,956

* The working capital adjustment of an estimated $792,024 is based upon the terms of the merger agreement whereby the purchase price will include an amount equal to the amount that the final net working capital of CMHC is greater than a negative $7.5 million. This estimate is based upon the unaudited balance sheet of CMHC as of September 30, 2005 and is subject to adjustment.

** The primary fair value adjustments made to CMHC’s historical cost balance sheet were to increase the value of CMHC’s software to fair value, and to record customer lists, contract backlog and goodwill and the related deferred tax liability, as well as to adjust the fair value of deferred revenue (see Note A8). For all other assets and liabilities, historical cost approximated fair value.

•
In order to value CMHC’s software, management considered the historical costs incurred as well as projected costs to recreate the software. However, since there is a specific earnings stream that can be associated exclusively with the existing software, management applied a discounted cash flow model in its estimation of the fair value of the software. CMHC’s software consists of management information systems used by behavioral and public health organizations; the systems include financial, client administration, clinical assessment and administration. The estimated useful life of the software is four years. Such estimate considered the following: (i) the software is an integral part of each customer’s operations and is not easily replaced, (ii) however, the underlying architecture of the software is based on unsupported programming language and character-based screens (not the graphical interfaces used today) and will need to be updated, and (iii) the results of the discounted cash flow analysis.

•
The customer list has been valued using a discounted cash flow model. CMHC provides computer-based management information systems for approximately 400 behavioral and public healthcare organizations. CMHC’s relationships with its customers are long-term in nature, indicating that the customer relationships are an important intangible asset to the Company. CMHC has been in business since 1978, and based upon their historical attrition rate, and the 30 year projections used for the cash flow analysis, the useful life of the customer lists is estimated to be 20 years.

•
The contract backlog represents the fair value of various customer contracts and purchase orders that have already been billed to the customers, but for which services have not yet been performed. The value was determined using a discounted cash flow model. The contract backlog is being amortized over 12 months, since the services to be performed with respect to the underlying customer contracts are expected to be completed within one year.

•
The deferred tax liability represents a long term deferred tax liability related to the above fair valuation adjustments for the capitalized software, customer list and contract backlog intangible assets. These intangibles are not deductible expenses for tax purposes. The tax effect has been calculated utilizing Netsmart's blended statutory tax rate of 38%.

•
Goodwill represents the excess of the cost of CMHC over the net of the amounts assigned to tangible and identifiable intangible assets acquired and liabilities assumed. The goodwill is not amortized for book or income tax purposes.

The Company only recently purchased CMHC, and accordingly, is still gathering data related to the allocation of the purchase price. As such, the purchase price allocation is subject to change. Changes could include a reallocation of intangible assets which would likely have the effect of increasing or decreasing future amortization expense, since the intangible assets have initially been assigned varied lives ranging from no amortization (for goodwill) to 20 year amortization (for the customer list). Additionally, the lives assigned to the identifiable intangible assets represent management’s best estimates of the time period in which it will continue to receive benefits from these assets. The useful lives may need to be adjusted in the future based upon changes to the expected useful lives of such assets. As a result, future amortization expense could be materially different from the pro forma amortization expense presented herein.

Strategic headcount adjustments related to the CMHC merger decreasing cost of sales and selling, general and administrative expenses have not been reflected in the pro forma adjustments to the statement of operations. These adjustments are the result of planned strategic employee terminations that occurred on and shortly after the closing date of the merger.

Consulting contracts were entered into with several senior executives of CMHC ranging in duration from day-to-day to up to six months. These contracts, in effect, replace the salaries of the executives and, as a result, do not have a significant impact on operations going forward.

As a result of the merger, Netsmart assumed the lease agreement on the premises located at 570 Metro Place North in Dublin, Ohio. The subject building is owned by CMHC’s former majority stockholder who is a current employee of Netsmart. Netsmart has reviewed Fin 46 R and has determined that the consolidation is not required. The lease ends on October 31, 2013 and, based upon research of comparable rental property, Netsmart has determined that the current rent being paid under the terms of the lease represents a fair market price for leases currently being negotiated in that market. In addition, the rental payments that are required for the next twelve months approximate the rental payments that have been made over the past year by CMHC and, as a result, no pro forma adjustment has been made.

Subsequent to the acquisition of CMHC, Netsmart sold to investors , pursuant to a private placement agreement (the “Agreement”), an aggregate 490,000 shares of common stock and warrants to purchase 122,504 shares of common stock. Netsmart has received $4,493,104 in gross proceeds and paid commissions of $275,000 related to the private placement. Netsmart has also issued a warrant to purchase 24,500 shares to the placement agent. The Agreement requires Netsmart to file a registration statement within 30 days of the closing of the private placement, and to use its reasonable best efforts to have such registration statement declared effective by the SEC within 90 days of the closing. Generally, the Agreement further provides for a penalty to be paid to the investors should Netsmart fail to meet its registration obligations. Such penalty is payable to the investors in cash at the rate of 2.5% of the gross proceeds per month, up to a maximum penalty of 20% of the gross proceeds. Netsmart has accounted for the proceeds of the private placement as equity in accordance with View A of EITF 05-04. Any potential penalties incurred pursuant to the registration rights agreement will be recorded in earnings when and if incurred as per SFAS 5.

Addiction Management Systems, Inc. Asset Purchase

Netsmart did not purchase any of the assets on the AMS balance sheet other than the purchase of certain inventory items utilized to resell to then-existing clients, the value of which has been recorded as $32,048, certain accounts receivable in the amount of $127,698 and a lease security deposit in the amount of $3,334. Netsmart did not assume any of the liabilities reflected on the AMS balance sheet other than for contract performance related to revenue collected from clients in advance of performance of work contracted for in the amount of $948,833.

The following are the details of the total acquisition cost:

Cash paid	$2,641,945
Liabilities assumed	948,833
Other acquisition costs	19,904
Total acquisition	$3,610,682

The total cost of acquisition was allocated as follows:

Customer lists	$1,396,902	(to be amortized over 8 years	)
Software purchased	2,050,700	(to be amortized over 8 years	)
Accounts Receivable purchased	127,698
Inventory purchased	32,048
Lease security deposit	3,334
Total acquisition allocation	$3,610,682

Pro forma adjustments were made to the unaudited condensed consolidated statements of operations for the year ended December 31, 2004 and for the six months ended June 30, 2005 to reflect amortization of $430,950 and $215,475, respectively, for customer lists and software purchased.

The following are the notes explaining pro forma adjustments to the unaudited condensed consolidated balance sheet as of June 30, 2005:

(A)
The acquired assets and liabilities of AMS are already incorporated in the Netsmart consolidated balance sheet as of June 30, 2005. This acquisition occurred prior to the balance sheet date and is therefore not shown separately for pro forma balance sheet purposes.

(A1)
This adjustment represents the recording of Netsmart's acquisition of CMHC totaling $19,565,956. The investment was paid for with cash consideration of $12,994,758, the market value of 435,735 shares of common stock issued of $4,915,091; the working capital adjustment of an estimated $792,024, and certain other costs of completing the acquisition of $864,083 are included in accrued expenses (reflecting an aggregate of $1,656,106).

(A2)
On October 14, 2005, Netsmart sold in a private placement an aggregate 490,000 shares of common stock and warrants to purchase 122,504 shares of common stock. Netsmart received $4,218,104 (net of commissions of $275,000) related to the private placement. Netsmart also issued to the placement agent a warrant to purchase 24,500 shares of common stock. All of the warrants have an exercise price of $11.00 and have a term of 5 years.

(A3)
On October 7, 2005, Netsmart entered into a Loan Agreement consisting of (i) a $2,500,000 Revolving Credit Loan and (ii) a $2,500,000 Term Loan. On October 7, 2005, Netsmart borrowed the full amount of the $2,500,000 Term Loan. Netsmart has not borrowed any amounts under the Revolving Credit Loan. The principal amount of the Term Loan is payable in sixty (60) consecutive monthly installments. The unpaid principal amount of the Term Loan bears interest at the LIBOR Rate plus 2.25%, which rate was swapped into a fixed rate equivalent of 7.1% for the term of the Term Loan.

(A4)
These amounts represent the adjustments to the historical cost balance sheet of CMHC to bring the balances to estimated fair value. The software development costs, the customer lists and the contract backlog are currently expected to be amortized over 4, 20 and 1 years, respectively.

(A4a) Represents the fair value of software purchased ($3,300,000) less existing historical value of CMHC software ($1,490,238).
(A4b) Represents the fair value of the CMHC customer list.
(A4c) Represents the fair value of the CMHC customer backlog.

(A5)
This consolidation adjustment represents the recording of a long term deferred tax liability related to the fair valuation adjustments for the capitalized software, customer list and contract backlog intangible assets. These intangibles are not deductible expenses for tax purposes. The tax effect has been calculated utilizing Netsmart's blended statutory tax rate of 38%. This results in a long term deferred tax liability of $3,459,000.

(A6)	This represents the excess of the purchase price of CMHC (including currently estimated adjustments) over the fair value of the assets acquired and liabilities assumed.

(A7)	This consolidation adjustment represents the elimination of Netsmart’s investment in CMHC and the elimination of CMHC’s equity.

(A8)
These pro forma amounts represent adjustments to the historical cost balance sheet of CMHC to bring the balances to estimated fair value. The $517,438 adjustment to deferred revenue represents $214,438 for which there is no performance obligation and a $304,000 adjustment to eliminate future gross profit related to sales efforts incurred prior to the acquisition date.

Pro forma adjustments were made to the unaudited condensed consolidated statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 to reflect changes resulting from the merger that are directly attributable, factually supportable and are expected to have continuing impact on the combined operations. The following are the notes explaining such pro forma adjustments:

(B1a)
The adjustment increasing cost of sales is due mainly to the amortization of the of the acquired software related to the CMHC merger and the amortization of the acquired software related to the AMS acquisition. The amounts specific to each acquisition are as follows:

	Year ended	Six Months ended
	December 31, 2004	June 30, 2005
CMHC	$1,327,000	$663,500
AMS	256,337	128,168
Total	$1,583,337	$791,668

(B1b)	The adjustment decreasing cost of sales is the result of eliminating amortization of the acquired software that is already reflected in the historical statements of operations.

(B1c)	The adjustment increasing selling, general and administrative expenses is due mainly to the amortization of the customer list related to the CMHC merger and the amortization of customer list related to the AMS acquisition. The amounts specific to each acquisition are as follows:

	Year ended	Six Months ended
	December 31, 2004	June 30, 2005
CMHC	$265,000	$132,500
AMS	174,613	87,306
Total	$439,613	$219,806

(B2)	The adjustment to the income tax provision is to reflect the overall 38% normal tax rate for Netsmart.

(B3)	This adjustment represents interest expense on the Term Loan entered into on October 7, 2005.

(B4)	The pro forma adjustment to the number of common shares outstanding is a direct result of:

1. The issuance of 435,735 shares related to the CMHC merger.

2. The shares issued pursuant to the private placement contracts resulting in the issuance of 490,000 shares of common stock and warrants to purchase 122,504 shares of common stock plus an additional warrant to purchase 24,500 shares of common stock issued to the placement agent.

The common shares issued have been reflected in both the basic and diluted earnings per share calculation and the warrants issued to purchase common stock have not been reflected in the diluted earning per share calculation as the result would be antidilutive.